UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the development of the Kati 2 project of Soluna Holdings, Inc. (the “Company”), on June 3, 2026 (the “Effective Date”), Soluna HPC KK II HoldCo, LLC (the “Soluna Member”), a wholly owned subsidiary of Soluna HPC, Inc., a wholly owned subsidiary of the Company, entered into a limited liability company agreement (the “Joint Venture Agreement”) with DC Kati Venture LLC (the “Metrobloks Member”) to govern the terms of operation of Soluna MB KK II JVCo, LLC (the “Joint Venture”). The Metrobloks Member is managed by Metrobloks LLC. The Joint Venture will invest in a newly formed entity to develop and operate a multi-phase data center development in Willacy County, Texas, frequently referred to as project “Kati 2” (such data center, “Project Kati 2”). The first phase of Project Kati 2 shall be a 100 MW critical IT data center development (“Phase I”) and the second phase of Project Kati 2 will develop an additional 250 MW critical IT data center development (“Phase II”).

The Soluna Member and the Metrobloks Member are the sole members of the Joint Venture, with the Soluna Member holding 100% of the Class A Interests and the Metrobloks Member holding 100% of the Class B Interests as of the Effective Date. The Joint Venture is a manager-managed limited liability company, with the Soluna Member serving as the manager.

Pursuant to the terms of the Joint Venture Agreement, as of the Effective Date, the Soluna Member contributed the Phase I Property (as defined therein), a purchase agreement to acquire the Phase II Property (as defined therein), and funded certain operating expenses of approximately $3.5 million. Subject to the closing of the purchase agreement, the Soluna Member has committed to fund a capital contribution of approximately $19.0 million to complete the acquisition of the Phase II Property as well as an additional capital commitment of up to $2.0 million to fund certain operating expenses as they become due. After the Soluna Member has received repayment of its capital contributions, recognized a 14% IRR on its capital contributions and received $100,000 per Gross PPA MW of Project Kati 2, the Soluna Member and the Metrobloks Member shall each receive 50% of additional distributions.

Item 7.01 Regulation FD Disclosure.

On June 9, 2026, the Company issued a press release containing certain previously unreported corporate and operational information which the Company publishes regularly to its website. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 and in Exhibit 99.1 will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1*^	Limited Liability Company Agreement, dated June 3, 2026, between Soluna HPC KK II HoldCo, LLC and DC Kati Venture LLC.
99.1	Press Release, dated June 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

^ The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: June 9, 2026	By:	/s/ Michael Picchi
Michael Picchi
Chief Financial Officer
(principal financial officer)